UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 22, 2016

STARLIGHT SUPPLY CHAIN MANAGEMENT COMPANY

FORMERLY KNOWN AS LIVE FIT CORP.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

333-197291	90-1035363
(Commission File Number)	(IRS Employer Identification No.)

RM 1001, Unit 5, Building 8, ShangPin FuCheng FuZe Garden,
YanJiao Development District, SanHe City

Heibei Province, China

(Address of principal executive offices and zip code)

+8618600638662

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

●	On September 13, 2016, the Board of Directors of Starlight Supply Chain Management Company (“Corporation”) approved resolutions to increase the authorized number of shares of Common Stock from 4,000,000,000 shares of $0.001 par value Common Stock to 7,000,000,000 shares of $0.001 par value Common Stock (“Amendment”). On that same date, shareholders of the Corporation holding 60.39% of the Corporation’s issued and outstanding shares of Common Stock signed consent resolutions approving the Amendment. On September 22, 2016, the Corporation filed an amendment to the Corporation’s Articles of Incorporation with the Nevada Secretary of State to increase the authorized shares of the Corporation’s Common Stock. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Certificate of Amendment to the Articles of Incorporation of Starlight Supply Chain Management Company filed with the Nevada Secretary of State on September 22, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Starlight Supply Chain Management Company

Date: September 23, 2016	/s/ CHAN Wai Lun
CHAN Wai Lun
Chief Executive Officer

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